Hudson's Grill of America, Inc.           For Immediate Release
    16970 Dallas Parkway                      Contact: Robert Fischer
    Suite # 402                               Telephone: 214-361-7301
    Dallas, Texas 75248-1928                  e-mail: getinfo@hudsonsgrill.com

             Hudson's Grill Subsidiary Signs Area Development
                     Agreement for Northern Wisconsin

    Tuesday, February 22, 2000

    Dallas, TX -- Hudson's Grill of America, Inc., based in Dallas, Texas, announced today that on February 7, 2000, its subsidiary, Hudson's Grill International, Inc., had signed an Area Development Agreement with Acceleration, LLC, a Wisconsin limited liability company. The agreement grants Acceleration the exclusive right to develop Hudson Grill restaurants in parts of northern Wisconsin. William W. Hall is the authorized agent for the developer; he has had many years of experience in the restaurant industry, and has been a franchisee of Burger King restaurants. Under the agreement, Acceleration is to build three restaurants in the next four years, with the first unit to be built within 18 months. The first unit is scheduled for Wausau, Wisconsin.

    "Hudson's is excited to have Bill Hall come on board," said Hudson's Grill International's interim President, Dave Osborn. "We look forward to many years of working with Bill and having the wisdom he brings to our network from his vast experience with running restaurants."

        Hudson's Grill of America is publicly traded over the counter on the bulletin board under the NASD symbol HDSG.

        "Safe Harbor" Statement under the Private Securities
    Litigation Reform Act of 1995.

        The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company's current expectations. Factors that could cause or contribute to such differences include but are not limited to: our dependence on key personnel; our ability to attract, train and retain qualified personnel; the highly competitive market in which we operate; our ability to manage growth; our ability to meet client expectations; the development and sustainability of a market for our type of restaurants; and our ability to keep pace with changes in the restaurant industry. This list should not be considered inclusive of all risk factors. In evaluating this information, you should specifically review and consider the risks outlined in our latest final prospectus and other filings with the Securities and Exchange Commission.